EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated August 2_, 2022, relating to the financial statements of Flexsteel Industries, Inc., and the effectiveness of Flexsteel Industries, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Flexsteel Industries, Inc. for the year ended June 30, 2022.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota

September 6, 2022